Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Hooker Furnishings Corporation (the “Company”) Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 11, 2026	By:	/s/ Jeremy R. Hoff
Jeremy R. Hoff
Chief Executive Officer and Director

	By:	/s/ C. Earl Armstrong III
C. Earl Armstrong III
Senior Vice President – Finance and
Chief Financial Officer